Exhibit 99.1

DuPont Reports Third Quarter Results

•	3Q19 GAAP EPS from continuing operations of $0.49; Adjusted EPS of $0.96, up 2 percent versus prior year

•	3Q19 GAAP Income from continuing operations of $372 million; Operating EBITDA of $1.4 billion

•
Operating EBITDA margins improve 20 basis points versus prior year with pricing gains, disciplined cost control and benefits from portfolio actions more than offsetting softer volumes and currency pressure

•	Reiterates full-year guidance for organic revenue of slightly down versus prior year and narrows the guidance range for pro forma adjusted EPS to $3.77 to $3.82

•	More than $800 million returned to shareholders since June 1 including $600 million of share repurchases

WILMINGTON, Del., Oct. 31, 2019 - DuPont (NYSE: DD) today announced financial results for the third quarter of 2019 and is reiterating its full-year guidance for organic revenue of slightly down versus prior year and narrows the range of pro forma adjusted EPS (1) to $3.77 to $3.82 versus the prior range of $3.75 to $3.85, maintaining the midpoint of the guide.

“Amid ongoing challenged market conditions and currency headwinds, we delivered earnings per share growth and expanded margins through continued price improvement, cost discipline and portfolio actions,” said Marc Doyle, DuPont Chief Executive Officer. “We saw continued strength in high-growth areas such as Water Solutions, where we recently announced agreements to make two strategic acquisitions and are encouraged by a second consecutive quarter of improving China sales and a strong start to the second half in our electronics business.”

“We are confident that our ongoing investments in innovation and the actions we are taking to set up each of our businesses with a best-in-class cost structure will allow for significant growth acceleration over the long term,” Doyle stated.

Third Quarter Results
Net sales for the quarter totaled $5.4 billion, down 5 percent versus the same quarter last year. On an organic basis, net sales were down 2 percent with 1 percent higher price being more than offset by 3 percent lower volume. Currency and portfolio headwinds decreased sales by 2 percent and 1 percent, respectively.

GAAP Income from continuing operations totaled $372 million, versus pro forma GAAP Income from continuing operations of $88 million in the year-ago period. Operating EBITDA(1) was $1.4 billion, down 4 percent versus pro forma operating EBITDA(1) in the prior year. Operating EBITDA margins improved 20 basis points to 25.8 percent versus prior year driven by pricing gains, benefits from portfolio actions and disciplined cost control.

(1) Adjusted EPS, pro forma adjusted EPS, operating EBITDA and pro forma operating EBITDA are non-GAAP measures. See page 7 for further discussion.

GAAP EPS from continuing operations totaled $0.49 versus pro forma GAAP EPS from continuing operations in the year-ago period of $0.09; the improvement is mostly attributable to the absence of costs historically allocated to Dow and Corteva of $0.24 per share and lower integration and separation costs of $0.23 per share partially offset by higher restructuring and asset related charges of $0.08 per share. Adjusted EPS(1) increased 2 percent to $0.96, compared with pro forma adjusted EPS in the year-ago period of $0.94 primarily driven by lower depreciation and amortization and a lower share count partially offset by currency headwinds and slightly lower segment results.

“I remain impressed with our team’s ability to deliver in a tough macro environment,” said Ed Breen, Executive Chairman of DuPont. “With the entire organization aligned and focused on our strategic priorities, I am confident that we will continue to unlock the value-creating opportunities this portfolio offers.”

Third Quarter Segment Highlights

Electronics & Imaging
Electronics & Imaging reported net sales of $934 million, down 1 percent from the year-ago period. Organic sales were down 1 percent due to a 1 percent decline in price; volumes were flat.

Strong volume gains in Interconnect Solutions, driven by higher content in the next-generation premium smartphones, were offset by softer volumes in Advanced Printing and Semiconductor Technologies.

Within Semiconductor Technologies, gains in logic and foundry were more than offset by ongoing weakness in memory. Sequentially, Semiconductor Technologies volumes were up 5 percent.
Regionally, net sales for the segment were up 3 percent versus prior year in Asia Pacific including double-digit growth in China.

Operating EBITDA for the segment was $320 million, a decrease of 1 percent from pro forma operating EBITDA of $322 million in the year-ago period, as income associated with a planned asset sale was more than offset by unfavorable product mix.

Nutrition & Biosciences
Nutrition & Biosciences reported net sales of $1.5 billion, down 1 percent from the year-ago period. Organic sales were up 2 percent with price and volume each improving 1 percent. Currency and portfolio were headwinds of 2 percent and 1 percent, respectively.

Volume gains in Food & Beverage and Pharma Solutions as well as pricing gains in Pharma Solutions led to the second consecutive quarter of accelerating organic growth for Nutrition & Biosciences. Food & Beverage volumes were driven by gains in specialty proteins and cellulosics from growing demand in plant-based meats. Strong demand in Pharma Solutions led to high-single digit organic growth in the quarter. Within Health & Biosciences, growth in food enzymes and animal nutrition was offset by market-driven softness in biorefineries and probiotics.

Operating EBITDA for the segment was $360 million, a decrease of 1 percent from pro forma operating EBITDA of $364 million in the year-ago period; the decline attributable to the June 2019 divestiture of the Natural Colors business which reduced operating EBITDA by about 1 percent. Pricing gains and cost synergies offset the impact of unfavorable product mix and currency headwinds.

(1) Adjusted EPS, pro forma adjusted EPS, operating EBITDA and pro forma operating EBITDA are non-GAAP measures. See page 7 for further discussion.

Transportation & Industrial
Transportation & Industrial reported net sales of $1.2 billion, down 11 percent from the year-ago period. Organic sales were down 10 percent with a 1 percent price improvement more than offset by an 11 percent volume decline; currency was a 1 percent headwind.

Volumes declined due to lower auto builds, weak electronics demand and continued destocking in the automotive channel. Both Europe and Asia volumes were down low teens as the impact from China tariffs coupled with inventory destocking impacted demand.

Local price improved across all regions in the quarter.

Operating EBITDA for the segment was $306 million, a decrease of 20 percent from pro forma operating EBITDA of $383 million in the year-ago period with pricing gains and cost reductions more than offset by the impact from lower volumes and currency headwinds.

Safety & Construction
Safety & Construction reported net sales of $1.3 billion, down 3 percent from the year-ago period. Organic sales increased 2 percent with a 3 percent price improvement offset by a 1 percent volume decline. The December 2018 divestiture of the European STYROFOAM™ business reduced sales by 4 percent. Currency was a 1 percent headwind.

Local price increased across all businesses and in all regions, led by the Safety and Water Solutions businesses.

Volume gains in Water Solutions, led by strong demand in industrial and wastewater treatment markets, were more than offset by continued softness in Shelter Solutions driven by North America construction. Within Safety Solutions, demand remains strong across all product lines, however, volume gains in Tyvek® and Nomex® were offset by lower volumes in Kevlar® primarily from limited production due to planned maintenance downtime and raw material disruptions in the supply chain.

Operating EBITDA for the segment totaled $352 million, an increase of 1 percent from pro forma operating EBITDA of $350 million in the year-ago period with pricing gains more than offsetting higher manufacturing costs, primarily from costs associated with planned maintenance, and a currency headwind.

Non-Core
Non-Core reported net sales of $431 million, down 12 percent from the year-ago period. Organic sales were down 8 percent driven by 10 percent volume declines offset by 2 percent pricing gains. The September 2019 divestiture of the DuPont Sustainable Solutions business reduced sales by 3 percent. Currency was a 1 percent headwind.

Volume gains in photovoltaic materials and Clean Technologies were more than offset by declines in trichlorosilane demand due to historically low polysilicon pricing and lower metallization paste sales into electronic and automotive component end markets. Volumes in the Biomaterials business were down primarily due to weakened demand in the carpet and apparel markets.

Operating EBITDA for the segment was $88 million, an increase of 2 percent from pro forma operating EBITDA of $86 million in the year-ago period, with a gain on the sale of DuPont Sustainable Solutions and continued cost productivity offsetting the impact of lower volumes.

Outlook

“With our end markets generally performing consistent with our expectations, today we reiterate our full-year guidance for organic sales of slightly down versus prior year. We also are narrowing the range of our full-year guidance for pro forma adjusted EPS to $3.77 to $3.82, maintaining the midpoint of the prior guidance,” said Jeanmarie Desmond, Chief Financial Officer of DuPont. “I am pleased with our team’s execution enabling us to deliver on all the levers within our control to maintain both our organic revenue and pro forma adjusted EPS expectations for the year.”

Conference Call
The Company will host a live webcast of its third quarter earnings conference call with investors to discuss its results and business outlook today at 8:00 a.m. ET. The slide presentation that accompanies the conference call will be posted on the DuPont’s Investor Relations Events and Presentations page. A replay of the webcast also will be available on the DuPont’s Investor Relations Events and Presentations page following the live event.

About DuPont
DuPont (NYSE: DD) is a global innovation leader with technology-based materials, ingredients and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, health and wellness, food and worker safety. More information can be found at www.dupont.com.

Contact Information DuPont Investors: Lori Koch lori.d.koch@dupont.com +1 302-999-5631	Media: Dan Turner daniel.a.turner@dupont.com +1 302-996-8372

Cautionary Statement Regarding Forward Looking Statements
This communication contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "target," and similar expressions and variations or negatives of these words.

On April 1, 2019, the Company completed the separation of its materials science business into a separate and independent public company by way of a pro rata dividend-in-kind of all the then outstanding stock of Dow Inc. (the “Dow Distribution”). The Company completed the separation of its agriculture business into a separate and independent public company on June 1, 2019, by way of a pro rata dividend-in-kind of all the then outstanding stock of Corteva, Inc. (the “Corteva Distribution”).

Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties and assumptions, many of which that are beyond DuPont's control, that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements are not guarantees of future results. All statements about guidance, outlook and estimates, including for the fourth quarter 2019, full year 2019, additional guidance and any statements denoted by “2019E” are forward looking statements. Some of the important factors that could cause DuPont's actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) ability and costs to achieve all the expected benefits from the Dow Distribution and the Corteva Distribution (together, the “Distributions”); (ii) restrictions under intellectual property cross license agreements entered into in connection with the Distributions; (iii) non-compete restrictions agreed in connection with the Distributions; (iv) the incurrence of significant costs in connection with the Distributions, including costs to service debt incurred by the Company to establish the relative credit profiles of Corteva, Dow and DuPont and increased costs related to supply, service and other arrangements that, prior to the Dow Distribution, were between entities under the common control of DuPont; (v) risks related to indemnification of certain legacy liabilities of E. I. du Pont de Nemours and Company ("Historical EID") in connection with the Corteva Distribution; (vi) potential liability arising from fraudulent conveyance and similar laws in connection with the Distributions; (vii) failure to effectively manage acquisitions, divestitures, alliances, joint ventures and other portfolio changes, including meeting conditions under the Letter Agreement entered in connection with the Corteva Distribution, related to the transfer of certain levels of assets and businesses; (viii) uncertainty as to the long-term value of DuPont common stock; (ix) potential inability or reduced access to the capital markets or increased cost of borrowings, including as a result of a credit rating downgrade and (x) other risks to DuPont's business, operations and results of operations including from: failure to develop and market new products and optimally manage product life cycles; ability, cost and impact on business operations, including the supply chain, of responding to changes in market acceptance, rules, regulations and policies and failure to respond to such changes; outcome of significant litigation, environmental matters and other commitments and contingencies; failure to appropriately manage process safety and product stewardship issues; global economic and capital market conditions, including the continued availability of capital and financing, as well as inflation, interest and currency exchange rates; changes in political conditions, including tariffs, trade disputes and retaliatory actions; impairment of goodwill or intangible assets; the availability of and fluctuations in the cost of energy and raw materials; business or supply disruption, including in connection with the Distributions; security threats, such as acts of sabotage, terrorism or war, natural disasters and weather events and patterns which could result in a significant operational event for DuPont, adversely impact demand or production; ability to discover, develop and protect new technologies and to protect and enforce DuPont's intellectual property rights; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management's response to any of the aforementioned factors. These risks are and will be more fully discussed in DuPont's current, quarterly and annual reports and other filings made with the U.S. Securities and Exchange Commission, in each case, as may be amended from time to time in future filings with the SEC. While the list of factors presented here is considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” (Part II, Item 1A) of DuPont’s Quarterly Report on Form 10-Q filed on August 6, 2019 as may be modified by DuPont's subsequent quarterly reports on Form 10-Q and current reports on Form 8-K.

Throughout this filing, except as otherwise noted by the context, the terms “DuPont” or “the Company” used herein mean DuPont de Nemours, Inc. and its consolidated subsidiaries. On June 1, 2019, DowDuPont Inc. (“DowDuPont”) changed its registered name to DuPont de Nemours Inc. (“DuPont”) (for certain events prior to June 1, 2019, the Company may be referred to as DowDuPont). Beginning on June 3, 2019, the Company’s common stock began trading on the New York Stock Exchange under the ticker symbol “DD”.
Overview
Effective August 31, 2017, pursuant to the merger of equals transaction contemplated by the Agreement and Plan of Merger, dated as of December 11, 2015, as amended on March 31, 2017, The Dow Chemical Company and its consolidated subsidiaries (“Historical Dow”) and E. I. du Pont de Nemours and Company and its consolidated subsidiaries (“Historical EID”) each merged with subsidiaries of DowDuPont and as a result, Historical Dow and Historical EID became subsidiaries of DowDuPont (the “Merger”). Prior to the Merger, DowDuPont did not conduct any business activities other than those required for its formation and matters contemplated by the Merger Agreement. Historical Dow was determined to be the accounting acquirer in the Merger and as a result, Historical EID’s assets and liabilities were reflected at fair value as of the close of the Merger.
Effective as of 5:00 p.m. on April 1, 2019, DowDuPont completed the separation of its materials science business into a separate and independent public company by way of a distribution of Dow Inc. (“Dow”) through a pro rata dividend in-kind of all of the then-issued and outstanding shares of Dow’s common stock, par value $0.01 per share (the “Dow Common Stock”), to holders of DowDuPont’s common stock, par value $0.01 per share (the “DowDuPont Common Stock”), as of the close of business on March 21, 2019 (the “Dow Distribution”). Dow's historical financial results for periods prior to April 1, 2019 are reflected in DuPont's consolidated financial statements as discontinued operations.
Effective as of 12:01 a.m. on June 1, 2019, DuPont completed the separation of its agriculture business into a separate and independent public company by way of a distribution of Corteva Inc. (“Corteva”) through a pro rata dividend in-kind of all of the then-issued and outstanding shares of Corteva’s common stock, par value $0.01 per share (the “Corteva Common Stock”), to holders of DuPont de Nemours, Inc.’s common stock, par value $0.01 per share, as of the close of business on May 24, 2019 (the “Corteva Distribution” and, together with the Dow Distribution, the “Distributions”). Corteva's historical financial results for periods prior to June 1, 2019 are reflected in DuPont's consolidated financial statements as discontinued operations.
The unaudited pro forma interim Consolidated Statements of Operations (discussed below) included herein include costs previously allocated to the materials science and agriculture businesses that did not meet the definition of expenses related to discontinued operations in accordance with Financial Accounting Standards Codification 205, "Presentation of Financial Statements" ("ASC 205") and thus are reflected in the Company's results of continuing operations. A significant portion of these costs relate to Historical Dow and consist of leveraged services provided through service centers, as well as other corporate overhead costs related to information technology, finance, manufacturing, research & development, sales & marketing, supply chain, human resources, sourcing & logistics, legal and communications, public affairs & government affairs functions. These costs are no longer incurred by the Company following the Distributions.
Following the Corteva Distribution, DuPont holds the specialty products business. In addition, immediately following the Corteva Distribution, on June 1, 2019, DuPont completed a 1-for-3 reverse stock split (the “Reverse Stock Split”) and as a result, DuPont common stockholders now hold one share of common stock of DuPont for every three shares held prior to the Reverse Stock Split. The historical financial information presented herein has been retroactively adjusted to reflect this change.
Unaudited Pro Forma Financial Information
In order to provide the most meaningful comparison of results of operations and results by segment, supplemental unaudited pro forma financial information has been included in the following financial schedules. The unaudited pro forma financial information (the “pro forma financial statements”) is derived from DuPont’s interim Consolidated Financial Statements and accompanying notes, adjusted to give effect to certain events directly attributable to the Distributions and Financings (as defined below). In contemplation of the Distributions and to achieve the respective credit profiles of each of DuPont, Dow, and Corteva, in the fourth quarter of 2018, DowDuPont consummated a public underwritten offer of eight series of senior unsecured notes (the “2018 Senior Notes”) in the aggregate principal amount of $12.7 billion and entered into a term loan agreement consisting of two term loan facilities (the “Term Loan Facilities”) in the aggregate principal amount of $3.0 billion. In May 2019, the funds from the Term Loan Facilities were drawn, along with the issuance of approximately $1.4 billion in commercial paper (the “Funding CP Issuance” together with the 2018 Senior Notes and Term Loan Facilities, the “Financings”). The net proceeds from the Financings together with cash from operations were used to fund cash contributions to Dow and Corteva, and DowDuPont’s $3.0 billion share repurchase program which was completed in the first quarter of 2019 (the “Share Repurchase Program”).

The pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Distributions and the Financings (collectively the "Transactions"), (2) factually supportable and (3) with respect to the interim Consolidated Statements of Operations, expected to have a continuing impact on the results. The unaudited pro forma interim Statements of Operations for the nine months ended September 30, 2019 and for three and nine months ended September 30, 2018 give effect to the pro forma events as if they had been consummated on January 1, 2018. There were no pro forma adjustments for the three months ended September 30, 2019.
Restructuring or integration activities or other costs following the Distributions that may be incurred to achieve cost or growth synergies of DuPont are not reflected. The pro forma financial statements provide shareholders with summary financial information and historical data that is on a basis consistent with how DuPont reports current financial information.
The pro forma financial statements are presented for informational purposes only, and do not purport to represent what DuPont's results of operations or financial position would have been had the Transactions occurred on the dates indicated, nor do they purport to project the results of operations or financial position for any future period or as of any future date.
Non-GAAP Financial Measures
This earnings release includes information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. DuPont’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of DuPont to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP, and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page 12. Non-GAAP measures included in this release are defined as follows:
Pro forma adjusted earnings per common share from continuing operations - diluted, is defined as pro forma earnings per common share from continuing operations - diluted, excluding the after-tax impact of significant items, after-tax impact of amortization expense associated with intangibles acquired as part of the Merger, after-tax impact of non-operating pension / other post employment benefits (“OPEB”) / charges and the after-tax impact of costs historically allocated to the materials science and agriculture businesses that did not meet the criteria to be recorded as discontinued operations. Although amortization of intangibles acquired as part of the Merger is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets.
Adjusted earnings per common share from continuing operations - diluted, is defined as earnings per common share from continuing operations - diluted, excluding the after-tax impact of significant items, after-tax impact of amortization expense associated with intangibles acquired as part of the Merger and the after-tax impact of non-operating pension / other post employment benefits (“OPEB”)/charges. Although amortization of intangibles acquired as part of the Merger intangible assets is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets.
Pro forma operating EBITDA, is defined as earnings (i.e. pro forma income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, excluding the impact of costs historically allocated to the materials science and agriculture businesses that did not meet the criteria to be recorded as discontinued operations and excluding significant items.
Operating EBITDA, is defined as earnings (i.e. income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, adjusted for significant items.
Organic Sales is defined as net sales excluding the impacts of currency and portfolio.

DuPont de Nemours, Inc.
Consolidated Statements of Operations

In millions, except per share amounts (Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$5,426	$5,683	$16,308	$17,137
Cost of sales	3,531	3,770	10,648	11,660
Research and development expenses	225	264	724	808
Selling, general and administrative expenses	645	731	2,013	2,301
Amortization of intangibles	247	256	755	787
Restructuring and asset related charges - net	82	11	290	110
Goodwill impairment charges	—	—	1,175	—
Integration and separation costs	191	519	1,149	1,312
Equity in earnings of nonconsolidated affiliates	43	45	132	156
Sundry income (expense) - net	79	(9)	144	(25)
Interest expense	177	—	493	—
Income (loss) from continuing operations before income taxes	450	168	(663)	290
Provision for income taxes on continuing operations	78	37	142	201
Income (loss) from continuing operations, net of tax	372	131	(805)	89
Income from discontinued operations, net of tax	5	408	1,217	3,391
Net income	377	539	412	3,480
Net income attributable to noncontrolling interests	5	38	90	117
Net income available for DuPont common stockholders	$372	$501	$322	$3,363

Per common share data:
Earnings (Loss) per common share from continuing operations - basic	$0.49	$0.15	$(1.10)	$0.06
Earnings per common share from discontinued operations - basic	0.01	0.50	1.53	4.29
Earnings per common share - basic	$0.50	$0.65	$0.43	$4.35
Earnings (Loss) per common share from continuing operations - diluted	$0.49	$0.15	$(1.10)	$0.06
Earnings per common share from discontinued operations - diluted	0.01	0.50	1.53	4.26
Earnings per common share - diluted	$0.50	$0.65	$0.43	$4.32

Weighted-average common shares outstanding - basic	745.5	765.4	748.2	769.1
Weighted-average common shares outstanding - diluted	747.7	770.4	748.2	774.4

DuPont de Nemours, Inc.
Condensed Consolidated Balance Sheets

In millions, except per share amounts (Unaudited)	Sept 30, 2019	Dec 30, 2018
Assets
Current Assets
Cash and cash equivalents	$2,107	$8,548
Marketable securities	6	29
Accounts and notes receivable - net	3,962	3,391
Inventories	4,306	4,107
Other current assets	307	305
Assets of discontinued operations	—	110,275
Total current assets	10,688	126,655
Investments
Investments in nonconsolidated affiliates	1,670	1,745
Other investments	28	28
Noncurrent receivables	35	47
Total investments	1,733	1,820
Property, plant and equipment - net of accumulated depreciation (September 30, 2019 - $4,822; December 31, 2018 - $4,199)	9,699	9,917
Other Assets
Goodwill	32,935	34,496
Other intangible assets	13,769	14,655
Deferred income tax assets	231	178
Deferred charges and other assets	1,064	134
Total other assets	47,999	49,463
Total Assets	$70,119	$187,855
Liabilities and Equity
Current Liabilities
Short-term borrowings and finance lease obligations	$1,975	$15
Accounts payable	2,944	2,619
Income taxes payable	148	115
Accrued and other current liabilities	1,549	1,129
Liabilities of discontinued operations	—	69,434
Total current liabilities	6,616	73,312
Long-Term Debt	15,610	12,624
Other Noncurrent Liabilities
Deferred income tax liabilities	3,474	3,912
Pension and other post employment benefits - noncurrent	1,050	1,343
Other noncurrent obligations	1,457	764
Total other noncurrent liabilities	5,981	6,019
Total Liabilities	$28,207	$91,955
Commitments and contingent liabilities
Stockholders' Equity
Common stock (authorized 1,666,666,667 shares of $0.01 par value each; issued 2019: 742,678,900 shares; 2018: 784,143,433 shares)	7	8
Additional paid-in capital	51,155	81,976
(Accumulated deficit) Retained earnings	(8,289)	30,257
Accumulated other comprehensive loss	(1,529)	(12,394)
Unearned ESOP shares	—	(134)
Treasury stock at cost (2019: 0 shares; 2018: 27,817,518 shares)	—	(5,421)
Total DuPont stockholders' equity	41,344	94,292
Noncontrolling interests	568	1,608
Total equity	41,912	95,900
Total Liabilities and Equity	$70,119	$187,855

DuPont de Nemours, Inc.
Pro Forma Consolidated Statements of Operations

In millions, except per share amounts (Unaudited)	Three Months Ended		Nine Months Ended
	Sept 30, 2019	Sept 30, 2018	Sept 30, 2019	Sept 30, 2018
	As Reported	Pro Forma [1]	Pro Forma [1]	Pro Forma [1]
Net sales	$5,426	$5,683	$16,308	$17,137
Cost of sales	3,531	3,789	10,670	11,715
Research and development expenses	225	264	724	808
Selling, general and administrative expenses	645	731	2,013	2,301
Amortization of intangibles	247	256	755	787
Restructuring and asset related charges - net	82	11	290	110
Goodwill impairment charges	—	—	1,175	—
Integration and separation costs	191	385	976	950
Equity in earnings of nonconsolidated affiliates	43	45	132	156
Sundry income (expense) - net	79	(9)	144	(25)
Interest expense	177	171	522	513
Income (loss) from continuing operations before income taxes	450	112	(541)	84
Provision for income taxes on continuing operations	78	24	172	157
Income (loss) from continuing operations, net of tax	372	88	(713)	(73)
Net income attributable to noncontrolling interests from continuing operations	5	15	18	26
Net income (loss) from continuing operations available for DuPont common stockholders	$367	$73	$(731)	$(99)

Per common share data:
Earnings (Loss) per common share from continuing operations - basic	$0.49	$0.09	$(0.98)	$(0.15)
Earnings (Loss) per common share from continuing operations - diluted	$0.49	$0.09	$(0.98)	$(0.15)

Weighted-average common shares outstanding - basic	745.5	765.4	748.2	769.1
Weighted-average common shares outstanding - diluted	747.7	770.4	748.2	774.4
1. Refer to pages 16 and 17 for additional detail on the pro forma adjustments included in the pro forma interim Consolidated Statements of Operations.

DuPont de Nemours, Inc.
Net Sales by Segment and Geographic Region

Net Sales by Segment and Geographic Region	Three Months Ended		Nine Months Ended
In millions (Unaudited)	Sept 30, 2019	Sept 30, 2018	Sept 30, 2019	Sept 30, 2018
	As Reported	Pro Forma	Pro Forma	Pro Forma
Electronics & Imaging	$934	$940	$2,617	$2,725
Nutrition & Biosciences	1,525	1,533	4,618	4,731
Transportation & Industrial	1,209	1,357	3,795	4,152
Safety & Construction	1,327	1,364	3,951	4,000
Non-Core	431	489	1,327	1,529
Total	$5,426	$5,683	$16,308	$17,137
U.S. & Canada	$1,822	$1,814	$5,424	$5,457
EMEA [1]	1,227	1,362	3,898	4,319
Asia Pacific	2,057	2,164	6,036	6,375
Latin America	320	343	950	986
Total	$5,426	$5,683	$16,308	$17,137

Net Sales Variance by Segment and Geographic Region	Three Months Ended September 30, 2019
	Local Price & Product Mix	Volume	Total Organic	Currency	Portfolio / Other	Total
Percent change from prior year (Unaudited)
Electronics & Imaging	(1)%	—%	(1)%	—%	—%	(1)%
Nutrition & Biosciences	1	1	2	(2)	(1)	(1)
Transportation & Industrial	1	(11)	(10)	(1)	—	(11)
Safety & Construction	3	(1)	2	(1)	(4)	(3)
Non-Core	2	(10)	(8)	(1)	(3)	(12)
Total	1%	(3)%	(2)%	(2)%	(1)%	(5)%
U.S. & Canada	2%	(2)%	—%	—%	—%	—%
EMEA [1]	1	(4)	(3)	(3)	(4)	(10)
Asia Pacific	1	(5)	(4)	(1)	—	(5)
Latin America	—	(4)	(4)	(2)	(1)	(7)
Total	1%	(3)%	(2)%	(2)%	(1)%	(5)%

Net Sales Variance by Segment and Geographic Region	Nine Months Ended September 30, 2019
	Local Price & Product Mix	Volume	Total Organic	Currency	Portfolio / Other	Total
Percent change from prior year (Unaudited)
Electronics & Imaging	—%	(3)%	(3)%	(1)%	—%	(4)%
Nutrition & Biosciences	1	—	1	(2)	(1)	(2)
Transportation & Industrial	4	(10)	(6)	(3)	—	(9)
Safety & Construction	4	1	5	(2)	(4)	(1)
Non-Core	(1)	(10)	(11)	(1)	(1)	(13)
Total	2%	(4)%	(2)%	(2)%	(1)%	(5)%
U.S. & Canada	1%	(2)%	(1)%	—%	—%	(1)%
EMEA [1]	3	(4)	(1)	(5)	(4)	(10)
Asia Pacific	2	(5)	(3)	(2)	—	(5)
Latin America	3	(3)	—	(3)	(1)	(4)
Total	2%	(4)%	(2)%	(2)%	(1)%	(5)%

1.	Europe, Middle East and Africa.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Operating EBITDA by Segment	Three Months Ended		Nine Months Ended
	Sept 30, 2019	Sept 30, 2018	Sept 30, 2019	Sept 30, 2018
In millions (Unaudited)	As Reported	Pro Forma	Pro Forma	Pro Forma
Electronics & Imaging	$320	$322	$854	$889
Nutrition & Biosciences	360	364	1,104	1,115
Transportation & Industrial	306	383	1,036	1,174
Safety & Construction	352	350	1,108	972
Non-Core	88	86	281	319
Corporate	(25)	(50)	(130)	(186)
Total	$1,401	$1,455	$4,253	$4,283

Equity in Earnings of Nonconsolidated Affiliates by Segment	Three Months Ended		Nine Months Ended
	Sept 30, 2019	Sept 30, 2018	Sept 30, 2019	Sept 30, 2018
In millions (Unaudited)	As Reported	Pro Forma	Pro Forma	Pro Forma
Electronics & Imaging	$10	$7	$18	$20
Nutrition & Biosciences	—	—	—	1
Transportation & Industrial	1	1	3	4
Safety & Construction	7	6	22	19
Non-Core	25	31	89	112
Total	$43	$45	$132	$156

Reconciliation of "Income (loss) from continuing operations, net of tax" to "Operating EBITDA"	Three Months Ended		Nine Months Ended
	Sept 30, 2019	Sept 30, 2018	Sept 30, 2019	Sept 30, 2018
In millions (Unaudited)	As Reported	Pro Forma	Pro Forma	Pro Forma
Income (loss) from continuing operations, net of tax	$372	$88	$(713)	$(73)
+ Provision for income taxes on continuing operations	78	24	172	157
Income (loss) from continuing operations before income taxes	$450	$112	$(541)	$84
+ Depreciation and amortization	499	542	1,533	1,644
- Interest income [1]	1	8	50	29
+ Interest expense	177	171	522	513
- Non-operating pension/OPEB benefit [1]	21	24	60	79
- Foreign exchange (losses) gains, net [1]	(23)	(26)	(101)	(98)
+ Costs historically allocated to the materials science and agriculture businesses [2]	—	234	256	842
- Adjusted significant items	(274)	(402)	(2,492)	(1,210)
Operating EBITDA	$1,401	$1,455	$4,253	$4,283

1.	Included in "Sundry income (expense) - net."

2.	Costs previously allocated to the materials science and agriculture businesses that did not meet the definition of expenses related to discontinued operations in accordance with ASC 205.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Three Months Ended September 30, 2019
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$450	$367	$0.49
Less: Significant items
Integration and separation costs [4]	(191)	(147)	(0.19)	Integration and separation costs
Restructuring and asset related charges - net [5]	(83)	(65)	(0.09)	Restructuring and asset related charges - net
Total significant items	$(274)	$(212)	$(0.28)
Less: Merger-related amortization of intangibles	(199)	(155)	(0.21)	Amortization of intangibles
Less: Non-op pension / OPEB benefit	21	18	0.02	Sundry income (expense) - net
Adjusted results (non-GAAP)	$902	$716	$0.96

Significant Items Impacting Pro Forma Results for the Three Months Ended September 30, 2018
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Pro forma results (GAAP)	$112	$73	$0.09
Less: Significant items
Integration and separation costs [4]	(385)	(330)	(0.42)	Integration and separation costs
Restructuring and asset related charges - net [5]	(11)	(5)	(0.01)	Restructuring and asset related charges - net
Net loss on divestitures and changes in joint venture ownership [6]	(6)	(6)	(0.01)	Sundry income (expense) - net
Income tax related item [7]	—	9	0.01	Provision for income taxes on continuing operations
Total significant items	$(402)	$(332)	$(0.43)
Less: Merger-related amortization of intangibles	(202)	(158)	(0.21)	Amortization of intangibles
Less: Non-op pension / OPEB benefit	24	20	0.03	Sundry income (expense) - net
Less: Costs historically allocated to the materials science and agriculture businesses [8]	(234)	(180)	(0.24)	Cost of sales; Research and development expense; Selling, general and administrative expenses
Adjusted pro forma results (non-GAAP)	$926	$723	$0.94
1. Income from continuing operations before income taxes.
2. Net income from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3. Earnings per common share from continuing operations - diluted.
4. Integration and separation costs related to post-Merger integration activities and activities related to the Distributions.
5. Includes Board approved restructuring plans and asset related charges, which include other asset impairments.
6. Reflects a pretax loss for post-closing adjustments related to the Dow Silicones ownership restructure.
7. Includes a $91 million benefit related to the effects of U.S. Tax Reform, offset by a a tax valuation allowance recorded against the net deferred tax asset position of a Brazilian legal entity ($49 million expense) and tax charges associated with the Distributions ($33 million expense).
8. Costs previously allocated to the materials science and agriculture businesses that did not meet the definition of expenses related to discontinued operations in accordance with ASC 205.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Pro Forma Results for the Nine Months Ended September 30, 2019
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Pro forma results (GAAP)	$(541)	$(731)	$(0.98)
Less: Significant items
Integration and separation costs [4]	(976)	(747)	(1.00)	Integration and separation costs
Restructuring and asset related charges - net [5]	(293)	(225)	(0.30)	Restructuring and asset related charges - net
Goodwill impairment charge	(1,175)	(1,173)	(1.57)	Goodwill impairment charge
Income tax related item [6]	(48)	(105)	(0.14)	Sundry income (expense) - net; Provision for income taxes on continuing operations
Total significant items	$(2,492)	$(2,250)	$(3.01)
Less: Merger-related amortization of intangibles	(598)	(469)	(0.63)	Amortization of Intangibles
Less: Non-op pension / OPEB benefit	60	55	0.07	Sundry income (expense) - net
Less: Costs historically allocated to the materials science and agriculture businesses [7]	(256)	(197)	(0.26)	Cost of sales; Research and development expense; Selling, general and administrative expenses
Adjusted pro forma results (non-GAAP)	$2,745	$2,130	$2.85

Significant Items Impacting Pro Forma Results for the Nine Months Ended September 30, 2018
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Pro forma results (GAAP)	$84	$(99)	$(0.15)
Less: Significant items
Integration and separation costs [4]	(950)	(789)	(1.02)	Integration and separation costs
Restructuring and asset related charges - net [5]	(110)	(85)	(0.11)	Restructuring and asset related charges - net
Merger-related inventory step-up amortization [8]	(73)	(62)	(0.08)	Cost of sales
Net loss on divestitures and changes in joint venture ownership	(27)	(22)	(0.03)	Sundry income (expense) - net
Income tax related items [9]	(50)	(136)	(0.17)	Sundry income (expense) - net; Provision for income taxes on continuing operations
Total significant items	$(1,210)	$(1,094)	$(1.41)
Less: Merger-related amortization of intangibles	(617)	(484)	(0.63)	Amortization of Intangibles
Less: Non-op pension / OPEB benefit	79	64	0.09	Sundry income (expense) - net
Less: Costs historically allocated to the materials science and agriculture businesses [7]	(842)	(648)	(0.84)	Cost of sales; Research and development expense; Selling, general and administrative expenses
Adjusted pro forma results (non-GAAP)	$2,674	$2,063	$2.64
1. (Loss) Income from continuing operations before income taxes.
2. Net (loss) income from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3. (Loss) Earnings per common share from continuing operations - diluted.
4. Integration and separation costs related to post-Merger integration activities and activities related to the Distributions.
5. Includes Board approved restructuring plans and asset related charges, which includes other asset impairments.
6. Includes a $48 million charge in "Sundry income (expense) - net" which reflects a reduction in gross proceeds from lower withholding taxes related to a prior year legal settlement.
7. Costs previously allocated to the materials science and agriculture businesses that did not meet the definition of expenses related to discontinued operations in accordance with ASC 205.
8. Includes the fair value step-up in Historical DuPont's inventories as a result of the Merger and the acquisition of FMC Corporation's Health and Nutrition business in November 2017.
9. Includes a foreign exchange loss related to adjustments to Historical EID's foreign currency exchange contracts as a result of U.S. tax reform.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Reconciliation of Adjusted Earnings Per Share Outlook
The reconciliation below represents the Company's outlook of pro forma earnings per common share from continuing operations - diluted (GAAP) to pro forma adjusted earnings per common share from continuing operations - diluted (non-GAAP). The U.S. GAAP Outlook in the table below are forward looking and as such are inherently difficult to predict and estimate. The U.S. GAAP Outlook do not include estimates of certain possible future events as the Company is not able to predict with reasonable certainty the occurrence, timing or ultimate outcome of certain future events, including contingent liabilities related to litigation, environmental and indemnifications matters; asset sales, mergers, acquisitions, divestitures or other portfolio related actions; impairments and discrete tax items, that could have a material impact on U.S. GAAP results for the Outlook periods.

Adjusted Earnings Per Share Outlook	Twelve Months Ended Dec 31, 2019	Twelve Months Ended Dec 31, 2018
	Outlook Pro Forma [1]	Pro Forma [2]
(Loss) Earnings per common share from continuing operations - diluted (GAAP)	$ (0.36) - (0.26)	$0.21
Less: Significant items benefit (charge)	(3.13) - (3.08) [3]	(2.07)
Less: Merger-related amortization of intangibles [4]	(0.84)	(0.83)
Less: Non-op pension / OPEB benefit	0.10	0.10
Less: Costs historically allocated to the materials science and agriculture businesses	(0.26)	(1.04)
Adjusted earnings per share from continuing operations - diluted (non - GAAP)	$ 3.77 - 3.82	$4.05
1. Amounts represent the Company's best estimate.
2. As reflected in the Company's Form 8-K filed with the SEC on June 7, 2019.
3. The Outlook for the full year 2019 includes the net charges for significant items recorded by the Company through September 30, 2019. In addition, the Outlook for the full year includes the Company’s best estimate of integration and separation costs related to the Merger and Distributions for the fourth quarter of 2019.
4. Merger related amortization of intangibles equals the amortization of Historical EID intangibles.

DuPont de Nemours, Inc.
Supplemental Unaudited Pro Forma Combined Financial Information

Unaudited Pro Forma Combined Statement of Income	Three Months Ended September 30, 2018
In millions, except per share amounts	DuPont [1]	Pro Forma Adjustments[2]	Pro Forma
Net sales	$5,683	$—	$5,683
Cost of sales	3,770	19	3,789
Research and development expenses	264	—	264
Selling, general and administrative expenses	731	—	731
Amortization of intangibles	256	—	256
Restructuring and asset related charges - net	11	—	11
Integration and separation costs	519	(134)	385
Equity in earnings of nonconsolidated affiliates	45	—	45
Sundry income (expense) - net	(9)	—	(9)
Interest expense	—	171	171
Income from continuing operations before income taxes	168	(56)	112
Provision for income taxes on continuing operations	37	(13)	24
Income from continuing operations, net of tax	131	(43)	88
Net income attributable to noncontrolling interests from continuing operations	15	—	15
Net income from continuing operations attributable to DuPont	$116	$(43)	$73

Per common share data:
Earnings per common share from continuing operations - basic	$0.15		$0.09
Earnings per common share from continuing operations - diluted	$0.15		$0.09

Weighted-average common shares outstanding - basic	765.4		765.4
Weighted-average common shares outstanding - diluted	770.4		770.4

1.	See the U.S. GAAP interim Consolidated Statements of Operations.

2.
Certain pro forma adjustments were made to illustrate the estimated effects of the Transactions, assuming that the Transactions had occurred on January 1, 2018. The pro forma adjustments are consistent with those identified and disclosed in the Company's Current Report on Form 8-K filed with the SEC on June 7, 2019. The adjustments include the impact to "Cost of sales" of different pricing than historical intercompany and intracompany practices related to various supply agreements entered into in connection with the Dow Distribution, adjustments to "Integration and separation costs" to eliminate one time transaction costs directly attributable to the Distributions, and adjustments to "Interest expense" to reflect the impact of the Financings.

DuPont de Nemours, Inc.
Supplemental Unaudited Pro Forma Combined Financial Information

Unaudited Pro Forma Combined Statements of Operations	Nine Months Ended September 30,
	2019			2018
In millions, except per share amounts	DuPont [1]	Pro Forma Adjustments[2]	Pro Forma	DuPont [1]	Pro Forma Adjustments[2]	Pro Forma
Net sales	$16,308	$—	$16,308	$17,137	$—	$17,137
Cost of sales	10,648	22	10,670	11,660	55	11,715
Research and development expenses	724	—	724	808	—	808
Selling, general and administrative expenses	2,013	—	2,013	2,301	—	2,301
Amortization of intangibles	755	—	755	787	—	787
Restructuring and asset related charges - net	290	—	290	110	—	110
Goodwill impairment charges	1,175	—	1,175	—	—	—
Integration and separation costs	1,149	(173)	976	1,312	(362)	950
Equity in earnings of nonconsolidated affiliates	132	—	132	156	—	156
Sundry income (expense) - net	144	—	144	(25)	—	(25)
Interest expense	493	29	522	—	513	513
(Loss) Income from continuing operations before income taxes	(663)	122	(541)	290	(206)	84
Provision for income taxes on continuing operations	142	30	172	201	(44)	157
(Loss) Income from continuing operations, net of tax	(805)	92	(713)	89	(162)	(73)
Net income attributable to noncontrolling interests from continuing operations	18	—	18	26	—	26
Net (loss) income from continuing operations attributable to DuPont	$(823)	$92	$(731)	$63	$(162)	$(99)

Per common share data:
(Loss) Earnings per common share from continuing operations - basic	$(1.10)		$(0.98)	$0.06		$(0.15)
(Loss) Earnings per common share from continuing operations - diluted	$(1.10)		$(0.98)	$0.06		$(0.15)

Weighted-average common shares outstanding - basic	748.2		748.2	769.1		769.1
Weighted-average common shares outstanding - diluted	748.2		748.2	774.4		774.4

1.	See the U.S. GAAP interim Consolidated Statements of Operations.

2.
Certain pro forma adjustments were made to illustrate the estimated effects of the Transactions, assuming that the Transactions had occurred on January 1, 2018. The pro forma adjustments are consistent with those identified and disclosed in the Company's Current Report on Form 8-K filed with the SEC on June 7, 2019. The adjustments include the impact to "Cost of sales" of different pricing than historical intercompany and intracompany practices related to various supply agreements entered into in connection with the Dow Distribution, adjustments to "Integration and separation costs" to eliminate one time transaction costs directly attributable to the Distributions, and adjustments to "Interest expense" to reflect the impact of the Financings.